                                                                Exhibit 99(4)(n)

                         AMENDED SUB-ADVISORY AGREEMENT

     Agreement dated as of October 4, 1999, as amended February 1, 2004, between UBS GLOBAL ASSET MANAGEMENT (US) INC. ("UBS Global AM"), a Delaware corporation ("UBS Global AM"), and ARIEL CAPITAL MANAGEMENT LLC, an Illinois corporation ("Sub-Adviser") (the "Agreement").

                                    RECITALS

     (1) UBS Global AM has entered into a Management Agreement dated June 15, 1995 ("Management Agreement") with UBS PACE Select Advisors Trust (formerly known as Managed Accounts Services Portfolio Trust ("Trust")), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), with respect to the UBS PACE SMALL/MEDIUM CO VALUE EQUITY INVESTMENTS ("Portfolio");

     (2) UBS Global AM desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global AM and the Portfolio or a designated portion of the assets ("Segment") of the Portfolio; and

     (3)    The Sub-Adviser is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     1. APPOINTMENT. UBS Global AM hereby appoints the Sub-Adviser as an investment Sub-Adviser with respect to Portfolio or Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2.     DUTIES AS SUB-ADVISER.

     (a) Subject to the supervision and direction of the Trust's Board of Trustees (the "Board") and review by UBS Global AM, and any written guidelines adopted by the Board or UBS Global AM, the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolio's assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended ("Code"). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolio's investment objective, policies and restrictions as stated in the Trust's currently effective registration statement under the 1940 Act, and any amendments or supplements thereto ("Registration Statement").

     (b) The Sub-Adviser agrees that it will not consult with any other Sub-Adviser ("Other Sub-Adviser") for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including
(i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

     (c) The Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, and that shall be acceptable to the Board. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

     (d) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global AM or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders of the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

            Subject to the Sub-Adviser's obligations to seek best execution, UBS Global AM agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio and the Trust or with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the "Affiliated Broker-Dealers") so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Adviser's Form ADV Registration Statement on file with the Securities and

Exchange Commission ("Form ADV")) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global AM, the Portfolio or the Trust.

            UBS Global AM further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the "Cross Transactions") on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global AM, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.

     (e) The Sub-Adviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(2)(ii), (3), (5), (6), (7), (9) and 10
under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global AM with such periodic and special reports as the Board or UBS Global AM reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for the Portfolio or Segment are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio or Segment and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records that it maintains for the Portfolio or Segment upon request by the Trust.

     (f) At such times as shall be reasonably requested by the Board or UBS Global AM, the Sub-Adviser will provide the Board and UBS Global AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

     (g) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities and will use its reasonable efforts to arrange for the provision of a price(s) from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

     3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will act in conformity with the Trust's Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global

AM; and will comply with the applicable requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended ("Advisers Act"), and the rules under each, the Code, and all other applicable federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global AM agrees to provide to the Sub-Adviser copies of the Trust's Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; PROVIDED, HOWEVER, that the Sub-Adviser's duty under this Agreement to act in conformity with any document, instruction or guideline produced by the Trust or UBS Global AM shall not arise until it has been delivered to the Sub-Adviser. Any changes to the objectives, policies and restrictions will make due allowance for the time within which the Sub-Adviser shall have to come into compliance.

     4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global AM.

     5.     COMPENSATION.

     (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of .30% of the Portfolio's average daily net assets of the Portfolio or Segment (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Adviser's Segment.

     (b) The fee shall be computed daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

     (c) For those periods in which UBS Global AM has agreed to waive all or a portion of its management fee, UBS Global AM may ask the Sub-Adviser to waive the same proportion of its fees, but the Sub-Adviser is under no obligation to do so.

     (d) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

     6. LIMITATION OF LIABILITY. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

     7. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

     (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global AM that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global AM, the Sub-Adviser shall permit UBS Global AM, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and all other records relevant to the Sub-Adviser's code of ethics.

     (c) The Sub-Adviser has provided UBS Global AM with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission ("SEC") and promptly will furnish a copy of all amendments to UBS Global AM at least annually.

     (d) The Sub-Adviser will notify UBS Global AM of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

     (e) The Sub-Adviser agrees that neither it nor any of its affiliates will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, UBS Global AM or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS Global AM.

     8. SERVICES NOT EXCLUSIVE. The Sub-Adviser may act as an investment adviser to any other person, firm or corporation, and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do anything in connection therewith or related thereto, except as prohibited by applicable law; and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Sub-Adviser to or with the Trust, Portfolio or UBS Global AM or deemed to violate or give rise to any duty or obligation of the Sub-Adviser to the Trust, Portfolio or UBS Global AM except as otherwise imposed by law or by this Agreement.

     9.     DURATION AND TERMINATION.

     (a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

     (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global AM: (i) upon 120 days' written notice to the Sub-Adviser; (ii) immediately upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days' written notice to UBS Global AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement.

     10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolio's outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

     11. GOVERNING LAW. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

     12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell" and "security" shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

     13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global AM will be sent to the attention of David M. Goldenberg, Deputy General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of _______________________.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                         UBS GLOBAL ASSET
                                         MANAGEMENT (US) INC.
                                         51 West 52nd Street
                                         New York, New York 10019-6114

Attest:

By:  /s/ Todd Lebo                       By:  /s/ David M. Goldenberg
     -------------                            -----------------------
     Name: Todd Lebo                          Name: David M. Goldenberg
     Title: Director                          Title: Executive Director

Attest:

By:  /s/ Todd Lebo                       By:  /s/ W. Douglas Beck
     -------------                            -------------------
     Name: Todd Lebo                          Name: W. Douglas Beck
     Title: Director                          Title: Executive Director

                                         ARIEL CAPITAL MANAGEMENT LLC.
                                         Aon Center
                                         200 East Randolph Drive
                                         Suite 2900
                                         Chicago, Illinois  60601

Attest:

By:  /s/ Erik D. Ojala                   By:  /s/ Krista Lindberg
     -----------------                        -------------------
     Name: Erik D. Ojala                      Name: Krista Lindbert
     Title: Vice President                    Title: Vice President